Exhibit 99.2

HomeBanc Corp.

Earnings Conference Call For the Three and Twelve Months Ended December 31, 2004

SPECIAL CAUTIONARY NOTICE

REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference in this presentation may constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include statements regarding HomeBanc Corp.’s (the “Company”) guidance for the first and second quarter of 2005; expectations about estimated GAAP losses per share in the first and second quarters of 2005 and reductions in GAAP losses in future periods; expected growth in the Company’s retained mortgage loan portfolio; estimates of potential gain on sale that may have been realized if loans held for investment had been sold; statements regarding expectations of increased mortgage originations and total mortgage originations for periods in 2005; estimates of potential annual real estate selling volume from our strategic marketing alliances; projections of industry mortgage originations in 2005; expectations about securitization funding as a percent of REIT portfolio in 2005 and future periods; expectations about the Company’s REIT taxable income and earnings per share during the first and second quarters of 2005; and our ability to achieve continued success in execution of our strategy. Such forward-looking statements are based on information presently available to the Company’s management and are subject to various risks and uncertainties, including, without limitation, risks of changes in interest rates on our mortgage loan production and product mix and our interest sensitive assets and liabilities; interest rate risks and credit risks of customers; loan loss experience and the rate of loan charge-offs; risks inherent in originating mortgage loans; loss experience arising from alleged breaches of representations and warranties provided under our repurchase agreements with third parties; risks related to our execution of our new business strategy and our ability to meet the requirements for operation as a REIT; the failure of assumptions underlying the establishment of reserves for possible loan and contingency losses and other estimates; and the other risks described in the Company’s SEC reports and filings under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements since the statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

HomeBanc Participants

Patrick Flood – Chairman and CEO

Kevin Race – President, COO and CFO Carol Knies – Investor Relations Manager

Highlights for Q4 2004

REIT taxable earnings (1) of $7.7 million or $0.17 per share for the three month period GAAP consolidated net loss of $12.1 million or $0.27 per share for the three month period Portfolio assets increased to $2.9 billion as of December 31, 2004 Mortgage origination volume of

$1.3 billion for the three months ended December 31, 2004 Mortgage application volume of $1.5 billion for the three months ended December 31, 2004

(1) REIT taxable earnings is a non-GAAP financial measure. The most comparable GAAP measure is consolidated GAAP earnings. Federal tax laws calculate REIT taxable earnings in a manner that, in certain respects, differs from the calculation of consolidated GAAP earnings. Management believes that REIT taxable earnings is an additional meaningful measure of the Company’s operating performance. The Company uses REIT taxable earnings as the basis for establishing the amount of dividends payable to holders of the Company’s common stock. A reconciliation of REIT taxable earnings to consolidated GAAP earnings is provided at the end of this presentation.

Key Accomplishments

#20 on Fortune magazine’s list of “100 Best Companies to Work For” Growth in purchase lending of 13% from 2003 to 2004 Increased strategic marketing alliance relationships by 74% by end of 2004 Adjustable rate mortgage volume of 79% of total originations up 36% over 2003 Successful launch of securitization program and issuance of approximately $2.0 billion of mortgage backed securities as of December 31, 2004 Reduced funding cost in each securitization Reduced equity required to support securitizations and improved leverage of investment portfolio Over $2.9 billion investment portfolio built from 100% self-originated loans of high credit quality Established loan servicing platform to service loans held for investment Successful secondary equity offering completed February 2005

HomeBanc’s Strategy

Profitability Purchase Product Process People

Associate Satisfaction + Customer Satisfaction + Market Share = Financial Performance

People

Recognition – Great Places to Work

#2 A+ Employer for 2005 by the Atlanta Business Chronicle

HomeBanc #20

Process and Product

Customer Satisfaction

Customer Service Guarantee Redemptions

1.2% 1.0% 0.8% 0.6% 0.4% 0.2% 0.0%

1.00%

0.74%

0.54%

0.43% 0.41%

2000 2001 2002 2003 2004

Loan Closing Satisfaction Survey – “Top Box”

2004 2003 Change

76.7% 71.1% 5.6%

2004 response rate is 69%

#1 Recommended Mortgage Provider in nationwide study published by Inside Mortgage Finance / Campbell Communications in April 2004

Rank Lender

1 HomeBanc

2 Cendant Mortgage

3 American Home

4 RBC Mortgage

5 GMAC Mortgage

Q4 2004 Loan Originations HomeBanc Industry

80% ARM

37% ARM

63% FRM 20% FRM

Industry Overview

Projected

% %

($ in Billions) 2003 2004 Change 2005 Change

MBA Total Volume $3,810 $2,865 (25%) $2,599 (9%)

MBA Purchase $1,280 $1,597 25% $1,592 0%

MBA Refinance $2,530 $1,268 (50%) $1,007 (21%)

ARM Share % 19% 35% 39% 37% (4%)

Source: Mortgage Bankers Association of America Long-Term Mortgage Finance Forecasts as of December 20, 2004 and February 15, 2005

Purchase

Total Loan Volume

Three Months Ended December 31, 2004

($ in Billions) Q4 2004 % of Total Q4 2003 % Change Q4 2004 Industry

Purchase Volume $1.032 79% $0.943 9% 58%

Refinance Volume 0.271 21 0.290 (7) 42%

Total Loan Volume $1.303 100% $1.233 6%

Purchase

Total Loan Volume

Twelve Months Ended December 31, 2004

($ in Billions) 2004 % of Total 2003 % Change 2004 Industry

Purchase Volume $4.474 80% $3.945 13% 56%

Refinance Volume 1.149 20 1.975 (42) 44%

Total Loan Volume $5.623 100% $5.920 (5%)

Product

Product Mix Composition

Three Months Ended December 31, 2004

Mix of Variable and Fixed Products for the Quarter

($ in Billions) Q4 2004 % of Total Q4 2003 % Change Q4 2004 Industry

Adj. Rate Volume $1.043 80% $0.908 15% 37%

Fixed Rate Volume 0.260 20 0.325 (20) 63%

Total $1.303 100% $1.233 6%

Product

Product Mix Composition

Twelve Months Ended December 31, 2004

Mix of Variable and Fixed Products for the Period

($ in Billions) 2004 % of Total 2003 % Change 2004 Industry

Adj. Rate Volume $4.466 79% $3.295 36% 35%

Fixed Rate Volume 1.157 21 2.625 (56) 65%

Total $5.623 100% $5.920 (5%)

Purchase

Strategic Marketing Alliances

As of December 31, 2004

2004 2003 % Change

# of Alliances 197 113 74%

Realtors 85 48

Builders 112 65

# of Locations(1) 250 163 53%

Realtors 138 98

Builders 112 65

(1) Excludes small builder developments

Estimated total potential annual real estate volume of alliance partners of $19 billion for 2004 based on alliance partners’ forecasts.

Profitability

Highlights

Consolidated GAAP net loss of $12.1 million, or $0.27 per share, for three months ended December 31, 2004 Total consolidated revenues of $12.7 million for three months ended December 31, 2004 Net interest income of $9.4 million for the three months ended December

31, 2004, an increase of 152% as compared to the same period of 2003 Total mortgage loan production of $1.3 billion Total loans held for investment at December 31, 2004 of $2.9 billion, up from $2.0 billion at September 30, 2004, an increase of 45% Total loans retained for investment represented 69% of new loan volume for the quarter

Profitability

Portfolio Composition

As of December 31, 2004

Type %

1-month interest-only ARMs 17.5%

6-month interest-only ARMs 44.2%

3-year fixed/6-month interest-only ARM 8.3%

5-year fixed/6-month interest-only ARM 21.9%

7-year fixed/6-month interest-only ARM 2.1%

All other mortgage loans 6.0%

Total 100.0% $2.9 billion

Average FICO Score 726

Average 1st Mortgage LTV 78.5%

Profitability

Execution In The Securitization Market

Asset mix ($m) Hybrid ARM

2004-1 2004-2 2005-1 $992.7

$897.9

$1,097.8

Cost of funds (above 1 month LIBOR)

2004-1

2004-2

2005-1

0.10% 0.20% 0.30% 0.40% 0.50%

Equity component (including BBB notes held by Company)

2004-

1 2004-2 2005-1

1.0% 2.0% 3.0%

Nearly $3.0 billion of successful securitization transactions to date

Reduced cost of funds with each transaction

Lower equity retained, better leverage

Profitability

Duration Gap Based on Interest Rate Resets

As of December 31, 2004

Avg. Months to Interest Rate Reset

Loans(1) 13.3 months

Debt (0.6) months

Interest Reset Gap Unadjusted 12.7 months

Effect of Hedges(2) (10.7) months

Net Interest Rate Duration Gap 2.0 months

(1) Prepayment adjusted at 15% Constant Prepayment Rate (CPR)

(2) Consists of interest rate swaps based on contractual maturities, and interest rate options based on effective duration + 100 basis points

Profitability

REIT Portfolio Drives Dividend

As of December 2004 Balance Wtd Avg Coupon

Loans held for investment1

Securitized $1,810

Non-securitized 1,127

Total loans $2,937 4.39%

Debt2

Collateralized debt obligations $1,786

Other 1,017

Total debt $2,803 3.06%

Net interest margin 1.33%

Less:

Servicing 0.05

Charge-offs 0.00

REIT General & Administrative 0.10

REIT taxable income (dividend) 1.18%

REIT equity (ROE)1, 3 $160 21.66%

1 The loan amounts include the related loan premium, and the Weighted Average Coupon (WAC) percentages reflect the estimated amortization of the loan premium over the loans’ estimated lives.

2 Debt includes the long term debt, plus the short term aggregation facilities and warehouse debt that the REIT uses to finance loans held for investment, and reflects the effect of interest rate hedges. The net interest margin shown is a non-GAAP measure because it excludes other Company debt and earning assets and the related interest expense and interest income. The Company’s equity supporting the loans held for investment also is not taken into account in this calculation. The Company believes this is useful measure since it shows the earnings on loans held for investment after the cost of related debt which the Company believes is an important driver of REIT taxable income, which in turn forms the basis for dividends on our common stock. Slide 26 reconciles the calculation of the non-GAAP net interest margin resulting from these calculations with the Company’s GAAP net interest margin.

3 REIT equity and ROE are also non-GAAP measures. The REIT equity is the difference between the total loans and the total debt, plus the amount of loan premium. The REIT ROE is calculated by multiplying the total loans by the REIT taxable income percentage divided by the REIT equity. The Company believes this is a useful measure of the return on the equity held to support the loans held for investment and indicates the effects of leverage on the return on such equity and of the returns that such loans may be viewed as generating for shareholders after taking into account direct debt financing costs. Since it does not include all items of income or expense, or the income or expenses of subsidiaries or all equity used by the Company and its subsidiaries, it is a non-GAAP measure that is significantly different from return on the Company’s total GAAP equity. Reconciliations of these measures to GAAP are shown on slide 26.

Profitability

Servicing Activities

Unpaid

(Dollars in millions) Principal

Servicing Portfolio Balance Units

Loans serviced for 3rd parties $591 3,338

Loans owned by REIT 2,937 15,773

Total at Dec. 31, 2004 $3,528 19,111

REIT portfolio delinquency > 90 days = 0.01% (on a unit basis)

Profitability

Q1 and Q2 2005 Estimates

HMBC (TRS) full year 2005 total new loan volume of approximately $6.0 to $6.5 billion HBMC loan production of approximately $1.3 billion in Q1 Expected total REIT (HMB) loan portfolio at March 31, 2005 of $3.5 billion to $3.6 billion Securitization funding of $2.8 billion at March 31, 2005 will approximate 78% of REIT portfolio assets Estimated REIT taxable earnings per share of $0.17 to $0.19 for Q1 and $0.22 to $0.24 for Q2 2005 based on 56.4 million shares outstanding at March 31, 2005 Estimated consolidated GAAP net loss of $0.18 to $0.20 per share for Q1 2005 and estimated consolidated GAAP net loss of $0.10—$0.12 for Q2 2005 based on an estimated 56.4 million shares outstanding

Profitability

Dividend Reinvestment & Stock Purchase Plan

We offer a Dividend Reinvestment and Stock Purchase Plan to shareholders of record SunTrust Bank is the plan administrator For information on the plan and registration materials, contact SunTrust Bank at 800-568-3476

HomeBanc Corp.

Supplemental Hypothetical Unaudited Pro Forma Financial Information

The following table sets forth hypothetical unaudited pro forma financial information for HomeBanc Corp. and subsidiaries (collectively, the “Company”) as of December 31, 2004, assuming that the 2004-1 and 2004-2 securitization transactions completed in 2004 had been structured and accounted for as sales rather than as secured borrowings. Subject to various assumptions and estimates, including certain estimates of fair value provided by third parties and internal estimates, this information provides certain guidance as to the estimated effects on the Company’s financial statements and includes adjustments to record the changes in the Company’s hypothetical assets and liabilities under such circumstances. There is no assurance that such results reflect what could have been actually realized if these securitizations had been structured as sales instead of borrowings at the date of closing or at any subsequent time. This hypothetical unaudited pro forma financial information supplements the information provided by the Company in this slide presentation dated March 17, 2005, and should be read in conjunction with, and is qualified in its entirety by, the Company’s historical financial statements, including the notes thereto, and the Cautionary Notice Regarding Forward-Looking Statements contained in the Company’s filings with the Securities and Exchange Commission.

The Company prepared the hypothetical unaudited pro forma financial information based upon estimates and assumptions that the Company believes are reasonable. The hypothetical unaudited pro forma financial information is not necessarily indicative of the actual financial position or results that would have occurred for the year ended December 31, 2004 had the Company not changed its business strategy and operating model subsequent to the initial public offering, or if it had structured its securitizations as sales and not as secured borrowings. This data also is not necessarily indicative of what may be realized in the future. The Company has no obligation and makes no undertaking to update this information, and may not offer any similar guidance in the future. By providing this information, the Company does not intend to make any predictions as to future performance or to establish or adopt any model of the Company’s future earnings.

HomeBanc Corp.

Hypothetical Consolidated Fair Value Balance Sheet As of December 31, 2004 (Unaudited)

(Amounts in thousands, except per share Pro Forma Pro Forma

amounts)

Assets Consolidated Adjustments Consolidated

Cash $12,232 $12,232

Restricted cash 6,877 6,877

Mortgage loams held for sale, net 252,378 252,378

Mortgage loams held for investment, net 2,937,156 $33,537 2,970,693 (1)

Mortgage servicing rights, net 5,097 5,097

Accounts receivable 34,972 34,972

Prepaid assets, net 3,551 3,551

Premises and equipment, net 33,025 33,025

Goodwill, net 39,995 39,995

Deferred tax asset 11,973 11,973

Other assets, net 22,697 —— 22,697

Total assets $3,359,953 $33,537 $3,393,490

Liabilities and shareholders’ equity

Warehouse lines of credit $333,783 $333,783

Aggregation credit facilities 569,429 569,429

Loan funding payable 69,831 69,831

Accrued expenses 49,981 49,981

Debt 1,785,900 —— 1,785,900

Total liabilities 3,108,924 0 3,108,924

Minority interest 16 16

Shareholders’ equity

Common stock – par value $0.01 455 455

Additional paid-in capital 299,970 299,970

Accumulated deficit (51,111) 33,537 (17,574) (1)

Accumulated other comprehensive income 1,699 —— 1,699

Total shareholders’ equity 251,013 33,537 283,559

Total liabilities and shareholders’ equity $3,359,953 $33,537 $3,393,490

(1) Fair market value adjustment, based on third party market quotes and internal estimates.Non-GAAP Reconciliation

Non-GAAP Reconciliation

REIT Taxable Income

(In thousands)	Three Months Ended December 31, 2004	Twelve Months Ended December 31, 2004
REIT Taxable Income[1]	$7,725	$13,168
Taxable REIT Subsidiaries Pre-tax	(19,158)	(47,334)
GAAP Eliminations[2]	(7,473)	(32,444)
Tax Benefit	6,804	18,277
Consolidated GAAP Loss (Post-tax)	($12,102)	($48,333)

(1) We define REIT taxable income to be REIT taxable income calculated under the Code for purposes of the REIT distribution requirement. A REIT is required to distribute 90% of REIT taxable income, which, in general, includes all dividends received from taxable REIT subsidiaries (TRSs) (generally, calculated without regard to the dividends paid deduction for distributions paid to REIT shareholders, and earnings retained by TRSs), plus 90% of net after-tax income from foreclosure property. REIT taxable income is a non-GAAP financial measure. Because of the REIT tax requirements on distributions, management believes that REIT taxable income is an additional meaningful measure to evaluate our operating performance. The most comparable GAAP measure is net income (loss). REIT taxable income should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. HomeBanc uses REIT taxable income as the basis for establishing the amount of dividends payable to holders of its common stock.

(2) Consists primarily of intercompany gains on sale of loans from taxable REIT subsidiaries to HomeBanc excluded from income by SFAS No. 65, as amended.

25

HOMEBANC Corp

Non-GAAP Reconciliation

Debt

(in thousands)

Warehouse lines of credit $333.8

Aggregation credit facilities 869.4

Debt 1,785.9

Total GAAP Debt 2,989.1

Less: Debt at Taxable REIT Subsidiaries (TRSs) 186.0

REIT Debt $2,803.1

As a Reminder

An audio recording of this conference call will be available through March 30, 2005. To listen to the recording, please dial 800-405-2236. The replay access code is 11024207.

An audio recording and a copy of this slide presentation will be available on the HomeBanc website within 24 hours at www.fulldisclosure.com and www.HomeBanc.com.